Exhibit 10.19(a)

SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (herein called this “Sixth Amendment”) is made as of May 9, 2014 by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (formerly known as QUEST RECYCLING SERVICES, LLC) (“Borrower”), and REGIONS BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2010, (said Loan Agreement, as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Sixth Amendment.

ARTICLE II.

Amendment to Loan Agreement

2.1 Amendments to Section 1.1.

(a) The definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Applicable Margin” means (a) 2.50% per annum with respect to Eurodollar Rate Loans and (b) 1.50% per annum with respect to Base Rate Loans.

(b) The definition of “Borrowing Base” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Borrowing Base” means an amount equal to (a) 80% of Eligible Wal-Mart Accounts plus (b) 85% of Eligible Accounts.

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(c) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Dividends and Distributions” means (a) cash dividends or any other distributions of property, or otherwise, on, or in respect of, any class of equity interests of any Person, (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such equity interests or (c) any other dividend or distribution made by such Person.

(d) The definition of “EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

(e) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“EBITDAS” means, for any period of determination, for the Borrower and its Subsidiaries, the sum of consolidated Net Income for such period, as determined in accordance with GAAP, plus (to the extent that such items were deducted in the calculation of consolidated Net Income for the period) the sum of (a) Interest Expense, (b) Taxes, (c) depreciation, (d) amortization, (e) charges related to the impairment of goodwill and (f) non-cash stock-based compensation expense.

(f) Section 1.1 of the Loan Agreement is hereby amended delete the definition of the term “Eligible Accounts” and to replace it to read in its entirety as follows:

“Eligible Accounts” means, at any time, all Accounts of the Borrower or any of its Subsidiaries created in the ordinary course of business and satisfying the following conditions:

(a) The Account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The Account has not been outstanding for more than ninety (90) days past the original date of invoice;

(c) The Account does not represent a commission, and the Account is owed as a result of (i) the sale of goods by the Borrower or any of its Subsidiaries in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the Account Debtor, or (ii) services performed or to be performed by the Borrower or any of its Subsidiaries in the ordinary course of business;

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(d) The Account arises from an enforceable contract;

(e) The Account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, progress billing, COD, or any other repurchase or return basis;

(f) The Borrower or any of its Subsidiaries has good and indefeasible title to the Account and the Account is not subject to any Lien except Liens in favor of the Lender;

(g) The Account does not arise out of a contract with or order from an Account Debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by the Borrower or any of its Subsidiaries to the Lender in and to such Account;

(h) The Account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

(i) The Account Debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(j) The Account is not evidenced by chattel paper or an instrument;

(k) No default exists under the Account by any party thereto;

(l) The Account Debtor has not returned or refused to retain, or otherwise notified the Borrower or any of its Subsidiaries of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

(m) The Account is not owed by an Affiliate, employee, officer, or director of the Borrower or any of its Subsidiaries;

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(n) The Account is payable in Dollars by the Account Debtor;

(o) The Account Debtor is domiciled in the United States of America or if the Account Debtor is domiciled outside of the United States of America, the Accounts of such Account Debtor have been approved by the Lender or are backed by letters of credit in form and substance reasonably satisfactory to the Lender;

(p) Not more than 20% of the aggregate balances then outstanding on Accounts owed by such Account Debtor and its Affiliates to the Borrower or any of its Subsidiaries are more than 90 days past the dates of their original invoices;

(q) The Account Debtor is any Person other than the United States of America, or any state, department, agency, or instrumentality thereof, unless the Borrower or the applicable Subsidiary has assigned such Account to Lender in accordance with any applicable assignment of claims act;

(r) The aggregate of all Accounts owed by the Account Debtor and its Affiliates to which the Account relates does not exceed 20% of all Accounts owed by all of the Borrower’s and its Subsidiaries’ Account Debtors; provided, however, that this subsection shall not apply to any Accounts for which Wal-Mart/Sam’s is the Account Debtor; and further provided, that if such Accounts exceeds 20% of all Accounts owed by all of the Account Debtors of the Borrower and its Subsidiaries, such portion of such Accounts not in excess of 20% shall be eligible; and

(s) The Account is otherwise acceptable in the reasonable discretion of the Lender; provided that the Lender shall have the right to create and adjust eligibility standards and related reserves with respect to such Account from time to time in its good faith credit judgment.

The amount of the Eligible Accounts owed by an Account Debtor to the Borrower and its Subsidiaries shall be reduced by the amount of all “contra accounts” (not including Accounts owed to the Borrower or any Subsidiary by the Lender) and other obligations owed by the Borrower or any Subsidiary to such Account Debtor.

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(g) The definition of “Eligible Wal-Mart Accounts” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Eligible Wal-Mart Accounts” means Eligible Accounts for which Wal-Mart/Sam’s is the Account Debtor.

(h) The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Fixed Charge Coverage Ratio” means, for the Borrower and its Subsidiaries on a consolidated basis, and on any date of determination, the ratio of (a) the sum of (i) EBITDAS minus (ii) Capital Expenditures minus (iii) the amount of all Dividends and Distributions permitted under this Agreement (including Permitted Distributions) to (b) the sum of (i) all scheduled principal payments with respect to all Debt (including, without limitation, any Debt incurred pursuant to Section 8.5(f)) plus (ii) Interest Expense (including, without limitation, any Interest Expense related to any Debt incurred pursuant to Section 8.5(f)), in all cases for the 12 months then ending.

(i) The definition of “Guarantor” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Guarantor” means (a) Quest Resource Holding Corporation, a Nevada corporation, (b) Earth 911, Inc., a Delaware corporation and (c) each other Person who from time to time guarantees all or any part of the Obligations.

(j) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Permitted Acquisition” means any acquisition by Borrower, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity interests of, or a business line or unit or a division of, any Person; provided,

(a) immediately prior thereto, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws;

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(c) the Borrower shall be in compliance with the financial covenants set forth in Article IX on a pro forma basis after giving effect to such acquisition as of the last day of the fiscal quarter most recently ended for which financial statements and other documentation have been, or were required to be, delivered in accordance with Section 7.1(b);

(d) the Borrower shall have delivered to the Lender at least ten (10) Business Days prior to such proposed acquisition, all available relevant financial information with respect to such acquired assets, a certificate confirming compliance with the requirements set forth herein, details regarding the aggregate consideration for such acquisition and any other information reasonably requested by the Lender;

(e) any Person, assets or division acquired in accordance herewith shall be in same business or lines of business in which the Borrower and/or its Subsidiaries are permitted to engage in pursuant to Section 8.10 or a business reasonably related or ancillary thereto;

(f) the Borrower shall have a minimum liquidity consisting of available cash or cash equivalents plus availability under the Revolving Credit Commitment of at least $3,000,000 after giving effect to such acquisition; and

(g) for any acquisition to qualify as a Permitted Acquisition, the aggregate purchase price for all Permitted Acquisitions (after giving effect to such acquisition) during the life of this Agreement shall not exceed $4,500,000.

(k) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Permitted Distributions” means, with respect to the Borrower or any Subsidiary of the Borrower so long as such entity is taxable as a partnership for United States federal income tax purposes, tax distributions to any of the direct or indirect members of the Borrower or any Subsidiary of the Borrower, as applicable, in an aggregate amount equal to (a) the sum of the highest marginal federal state and local income tax rates applicable to such member on ordinary income, multiplied by (b) the income from operations of the Borrower or any of the Subsidiaries, as applicable (without taking into account any deductions or income allocated pursuant to Section 704(c) and Section 743 of the Code).

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(l) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Pledge Agreement” means that certain Pledge Agreement, dated as of May 9, 2014, made by Earth911, Inc., a Delaware corporation, in favor of the Lender, as the same may be amended, restated, supplemented, modified, or changed from time to time.

(m) The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Maturity Date” means May 31, 2015, or such earlier date on which the Revolving Credit Commitment terminates and such amounts thereunder become due and payable as provided in this Agreement.

(n) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Sixth Amendment Effective Date” means May 9, 2014.

(o) The definition of “Total Funded Debt to EBITDA Ratio” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

(p) Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Total Funded Debt to EBITDAS Ratio” means, with respect to the Borrower and its Subsidiaries on a consolidated basis, for any period of determination, the ratio of (a) Funded Debt to (b) EBITDAS for the 12-month period then ending.

2.2 Amendment to Section 2.3. Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.3 Use of Proceeds. The proceeds of the Revolving Credit Advances shall be used by the Borrower for working capital purposes, Capital Expenditures, Permitted Acquisitions and general corporate purposes of the Borrower and its Affiliates in the ordinary course of business.

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2.3 Amendment to Article II.

(a) Article II of the Loan Agreement is hereby amended to add a new Section 2.6 to read in its entirety as follows:

2.6 Unused Fee. The Borrower agrees to pay to the Lender an unused fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including the Sixth Amendment Effective Date to and including the Revolving Credit Maturity Date, at the rate of one quarter of one percent (0.25%) per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the commitment fee hereunder, the Revolving Credit Commitment shall be deemed utilized by the amount of all outstanding Revolving Credit Advances. Accrued commitment fee shall be payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Maturity Date.

(b) Article II of the Loan Agreement is hereby amended to add a new Section 2.7 to read in its entirety as follows:

2.7 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Lender, the Borrower may on a one time basis, request an increase in the Revolving Credit Commitment by an amount not exceeding $5,000,000, which shall be subject to the Lender’s sole reasonable discretion.

(b) Notification by Lender. The Lender shall notify the Borrower of the Lender’s response to any request made by Borrower hereunder within 60 days of the Borrower’s request, which request is subject to Lender’s approval in its sole reasonable discretion.

(c) Effective Date. If the Revolving Credit Commitment is increased in accordance with this Section, the Lender and the Borrower shall determine the effective date of such increase (the “Increase Effective Date”).

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(d) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Lender a certificate of each Loan Party signed by a responsible officer of such Loan Party and dated as of the Increase Effective Date (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and in the other Loan Documents are true and correct on and as of the Increase Effective Date with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties speak to a specific date, and (B) no Default exists. In addition, the Borrower shall execute a new Note that amends and restates the existing Note evidencing the amount of such increase.

2.4 Amendment to Section 7.1. Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.1 Reporting Requirements. The Borrower will furnish to the Lender:

(a) Annual Financial Statements of Borrower. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2013, a copy of an unaudited annual report of the Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the annual period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by the chief financial officer, treasurer or comparable officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such calendar quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income, and retained earnings, all in reasonable detail certified by the chief financial officer, treasurer or comparable officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

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(c) Accounts Receivable Aging. As soon as available, and in any event no later than the last day of each calendar month, an account receivable aging (as of the last day of the prior month), classifying the accounts receivable of the Borrower and any of its Subsidiaries in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, reconciled to the general ledger account, and in such form and detail as the Lender shall reasonably require;

(d) Accounts Payable Report. As soon as available, and in any event no later than the last day of each calendar month, an account payable aging (as of the last day of the prior month), classifying the accounts payable of the Borrower and any of its Subsidiaries in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, reconciled to the general ledger account, and in such form and detail as the Lender shall reasonably require;

(e) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 7.1(a) and 7.1(b), a duly completed Compliance Certificate;

(f) Borrowing Base Report. For each calendar month, as soon as available, and in any event no later than the last day of each calendar month, a duly completed Borrowing Base Report, in a form acceptable to the Lender, certified by the chief financial officer or comparable officer of the Borrower;

(g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect on the Borrower or such Subsidiary;

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(h) Notice of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(i) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer or comparable officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

(j) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section;

(k) Notice of Material Adverse Effect. As soon as possible and in any event within five days after the occurrence thereof, written notice of any matter that could have a Material Adverse Effect on the Borrower or any Subsidiary;

(l) Financial Reporting of Guarantors. As soon as available, and in any event when required under the terms of each Guaranty, the financial information that each Guarantor is required to provide under the terms of such Guarantees, including the annual consolidated audited financial statements of Quest Resource Holding Corporation and its Subsidiaries within 120 days after the end of each fiscal year and the quarterly company-prepared financial statements of Quest Resource Holding Corporation and its Subsidiaries, within 45 days after the end of each calendar quarter, each as set forth in the Guaranty in more detail; and

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(m) General Information. Promptly, such other information concerning the Borrower, any Subsidiary or any other Obligated Party as the Lender may from time to time reasonably request.

2.5 Amendment to Section 7.6. Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.6 Inspection Rights. At any reasonable time and from time to time, upon reasonable notice, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Lender to examine the Collateral and conduct Collateral audits and/or field examinations, to examine, copy, and make extracts from its books and records, to visit and inspect its Property, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. Such Collateral audits and /or field examinations shall be at the expense of the Borrower, and shall be conducted at least once during each calendar year, and may be conducted at the Lender’s discretion to the extent a Default exists and is continuing.

2.6 Amendment to Section 8.3. Section 8.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.3 Mergers, Etc. Without prior written consent of the Lender, Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate, except that (a) Borrower may merge with any of its Subsidiaries so long as the Borrower is the survivor of such merger, (b) Subsidiaries may be merged with and into each other and (c) the Borrower may consummate Permitted Acquisitions.

2.7 Amendment to Section 8.4. Section 8.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.4 Restricted Payments. The Borrower will not declare or pay any Dividends and Distributions, or make any other payment or distribution (in cash, Property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests; provided, however, that the Borrower may make Permitted Distributions so long as no Event of Default exists or would result therefrom.

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2.8 Amendment to Section 8.5. Section 8.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.5 Loans and Investments. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a) Readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(b) Fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by (i) the Lender or (ii) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

(c) Commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation, or Moody’s Investors Service;

(d) Investments in Subsidiaries in effect as of the Closing Date and Investments made in connection with Permitted Acquisitions;

(e) Money market accounts substantially all of the assets of which are invested in investments of the type described in clauses (a) through (c) above;

(f) loans and advances made to the Borrower or to a Guarantor; and

(g) Extensions of trade credit in the ordinary course of business consistent with historical practice.

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2.9 Amendment to Section 8.7. Section 8.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.7 Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except (a) transactions among Obligated Parties, (b) in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary or (c) transactions permitted under Section 8.5.

2.10 Amendment to Section 9.1. Section 9.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

9.1 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter, to be less than 1.25 to 1.00.

2.11 Amendment to Section 9.2. Section 9.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

9.2 Total Funded Debt to EBITDAS Ratio. The Borrower shall not permit the Total Funded Debt to EBITDAS Ratio to be more than 3.0 to 1.00, tested at the end of each fiscal quarter.

2.12 Deletion of Sections 9.3 and 9.4. Section 9.3 and Section 9.4 of the Loan Agreement are each deleted in their entirety.

2.13 Release of Guaranty. The Guaranty of Brian Dick previously executed in favor of the Lender is hereby released in its entirety and shall have no further effect.

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ARTICLE III.

Conditions Precedent

3.1 Effective Date. This Sixth Amendment shall become effective as of the date first above written when and only when Lender shall have received, at Lender’s office, (i) counterparts of this Sixth Amendment duly executed by Borrower, (ii) counterparts of the Guaranty duly executed by each Guarantor, (iii) a counterpart of the Pledge Agreement duly executed by Earth 911, Inc., (iv) resolutions of the Board of Directors (or other governing body) of each Loan Party certified by the Secretary or Assistant Secretary (or other custodian of records) of such Loan Party, which authorize the execution, delivery and performance of this Sixth Amendment and each of the other Loan Documents to which each Loan Party is or is to be a party, and which certification include incumbency certificates demonstrating the authorized signatories for each Loan Party, (v) certificates of the appropriate government officials of the state of incorporation or organization of each Loan Party, as to the existence and good standing of such Loan Party, (vi) copies of the articles of organization, bylaws or partnership agreement of each Loan Party, (vii) such other documents as Lender or its legal counsel may reasonably request and (viii) all costs and expenses incident to the preparation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable fees and expenses of Winstead PC, legal counsel to Lender (which fees and expenses, as to legal counsel of Lender, shall be paid directly to Winstead PC immediately upon presentation of a bill for legal services rendered).

ARTICLE IV.

Miscellaneous

4.1 Acknowledgment. As modified herein, the terms and provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Sixth Amendment, the representations and warranties of Borrower contained in the Loan Agreement are true and correct representations and warranties, and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan Agreement, this Sixth Amendment or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower. This Sixth Amendment is a “Loan Document” as referred to in the Loan Agreement.

4.2 CHOICE OF LAW; VENUE. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER HEREBY AGREES THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS SIXTH AMENDMENT SHALL BE IN DALLAS COUNTY, (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS SIXTH AMENDMENT SHALL BE COMMENCED AGAINST BORROWER IN DALLAS COUNTY, (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF LENDER AND (VI) BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

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4.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SIXTH AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SIXTH AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

4.4 Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

4.5 Binding Agreement. This Sixth Amendment shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

4.6 Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

4.7 Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

4.8 Counterparts; Fax. This Sixth Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Sixth Amendment. This Sixth Amendment may be duly executed by facsimile or other electronic transmissions.

SIXTH AMENDMENT TO LOAN AGREEMENT – PAGE 16

4.9 No Reliance. In executing this Sixth Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in this Agreement and is relying upon its own judgment and advice of its attorneys.

THIS SIXTH AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

SIXTH AMENDMENT TO LOAN AGREEMENT – PAGE 17

IN WITNESS WHEREOF, this Sixth Amendment is executed effective as of the date first above written.

BORROWER:

QUEST RESOURCE MANAGEMENT GROUP, LLC,
a Delaware limited liability company

By:	/s/ Laurie L. Latham
Name: Laurie L. Latham
Title: CFO

SIXTH AMENDMENT TO LOAN AGREEMENT – SIGNATURE PAGE

LENDER:

REGIONS BANK

By:	/s/ Catherine M. Young
Name: Catherine M. Young
Title: SVP

SIXTH AMENDMENT TO LOAN AGREEMENT – SIGNATURE PAGE